                                                                   EXHIBIT 10.17

July 10, 2002

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, is effective as of agreed upon start date by and between UBICS, INC., a Delaware Corporation (the "Company"), and William T. Miralia (the "Employee").

                                   WITNESSETH:

WHEREAS, the Company is engaged in the business of providing information technology services to various organizations:

WHEREAS, the Company desires to procure the services of Employee and Employee is willing to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth:

Intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:

                                    ARTICLE I
                                   EMPLOYMENT

1.00 Expiration. This offer will automatically expire at 8:00 a.m. EST Friday, July 12, 2002 if the parties have not executed this agreement with signed acceptance in total.

1.01 Office. Employee is hereby employed as Senior Vice President Sales of the Company and to perform such duties and responsibilities as the Company's By-laws and its Board of Directors, Chairman, or President may from time to time designate.

1.02 Term. Subject to the terms and provisions of Article II hereof, Employee's employment hereunder shall commence on agreed upon start date and continuing until such time as the employment is terminated as set forth in this agreement, and subject to such other terms and conditions as set forth in this Agreement.

1.03 Salary. A salary shall be paid to Employee by the Company during the term of this Agreement at the rate of $175,000.00 (One-Hundred Seventy-five Thousand Dollars) gross per annum, payable semi-monthly in accordance with the Company's normal payroll practices (the "Salary"). The Salary may be reviewed from time to time, such review, if any, to be determined by the Compensation Committee of the Board of Directors, in its sole discretion.

1.04 Bonus. Employee is eligible for an annual bonus in the amount of $200,000 during the term of this Agreement. This bonus will be paid out quarterly, based on mutually agreed upon goals and objectives. The bonus will be guaranteed at 25% for 2002, Q3 and 12.5% for 2002, Q4. The Compensation Committee of the Board of Directors must approve all bonus amounts. See attachments A, B & C for Executive Bonus Targets. Bonus is payable within 45 days of closing.

     Extraordinary Bonus: Employee is eligible for an additional annual bonus amount of $100,000 during the term of this Agreement. This bonus will be paid out at the end of the calendar year, and is only applicable for exceptional results, as previously determined by the President of the Company and Compensation Committee. Extraordinary Bonus is payable by March 31st of the following year.

In order to be eligible for either an annual bonus or quarterly bonus, Employee must be an Employee in good standing with the Company. Employee will not be eligible for the payment of an annual bonus in the event (i) he is terminated for cause due to Employee's willful misconduct, (ii) he is terminated for cause for gross negligence, or (iii) he resigns from the Company without Good Reason (as defined in P. 5.03 hereof). Except as otherwise provided herein, Employee is not entitled to any bonus or other payments from the Company following any termination of his employment hereunder.

1.05 Lost Bonus. The Company shall pay the Executive an amount equal to the Lost Bonus in the amount of $20,000, provided that the Executive shall supply evidence satisfactory to the Company of the amount and calculation of the Lost Bonus. The Lost Bonus shall be payable at $10,000 within 15 days of Employee's start date and $10,000 after 90 days of employment. This Lost Bonus is only payable regarding previous company fails to pay employee for this amount.

1.06 Out of Pocket Expenses. Employee shall be entitled to reimbursement for his reasonable out-of-pocket expenses incurred in performing his duties in accordance with the general policy of Company, as it may change from time to time, provided that Employee shall provide an itemized account together with supporting receipts for such expenditure in accordance with the requirements set forth in the Internal Revenue Code of 1986, as amended, and related regulations, subject to the right of the Company at any time to place reasonable limitations on such expenses thereafter to be incurred or reimbursed.

1.07 Employee Benefits. Subject to any limitations imposed by applicable law, Employee shall be covered by such major medical and health insurance, pension, profit-sharing or 401(k) plans as may be available generally to employees of the Company and shall be entitled to receive such other benefits and perquisites as may be determined by the Board of Directors or the Compensation Committee thereof.

1.08 Options. Employee shall be entitled to receive options in the amount of 75,000 (Seventy-five Thousand) shares of the Company's Common Stock at an option price of $3.22 under the Company's 1997 Stock Option Plan in accordance with the terms of a separate Stock Option Agreement. The vesting period is 3 years.

1.09 Vacation. Employee will be entitled to Company paid holidays and six (6) accrued sick days annually (prorated). Employee will be entitled to four (4) weeks of vacation per calendar year. Employee shall not be entitled to receive any payment for unused vacation or to carry over unused vacation from year to year.

1.10 Relocation Assistance. The Company shall reimburse the employee for his reasonable relocation expenses, which shall include the sale of existing home, purchase of new home in Pittsburgh, PA, and moving expenses. Relocation assistance is available during the first fifteen months of employment. Original receipts are required for reimbursement. Employee must be employed at the time relocation costs are paid to be eligible for reimbursement. In addition, the Company will provide employee with an allowance for 30 days of temporary housing.

1.11 Taxes. UBICS will withhold any applicable federal and state taxes for compensation paid to Employee.

1.12 Compliance with Company Policies and Laws. In performing the duties and responsibilities set forth in this Agreement, Employee shall use his best efforts to comply with federal, state and local laws, and shall abide by all policies, procedures and programs of UBICS.

1.13 Work Product. All work or services rendered under this Agreement, including reports, papers, and other information ("Work Product"), are the exclusive property of UBICS and all right, title and interest in such Work Product shall vest in UBICS and shall be deemed to be work rendered under this agreement. Employee agrees to assign all his right, title and interest in such Work Product to UBICS and will otherwise cooperate as may be necessary to secure such rights for UBICS. All files, lists, reports and other property relating to the business of UBICS, whether prepared by the Employee or otherwise, shall remain the exclusive property of UBICS and shall not be removed from the premises of UBICS or UBICS's clients under any circumstances whatsoever without the prior written consent of UBICS.

                                   ARTICLE II
                               EMPLOYMENT AT WILL

2.01 Employment at Will. The parties agree and acknowledge that the employment relationship created by this Agreement is at will and that either party may terminate this agreement with or without cause. The party terminating the agreement shall provide the other party with two-(2) months notice of the party's intent to terminate or, in lieu of notice, two months compensation. However, any such notice shall not in any way alter or modify the at will employment relationship established by this agreement. All payments due to Employee under this agreement and all outstanding advances due to UBICS by the Employee shall be settled in full within 30 days of the date of termination.

2.02 Effect of Termination on Options. Notwithstanding anything to the contrary set forth in any stock option plan of the Company or any Stock Option Agreement between the Company and the Employee, in the event of termination of Employee's employment hereunder for any reason other than for cause due to Employee's willful misconduct, gross negligence or resignation without Good Reason, all unexercised stock options granted to Employee shall immediately vest and shall remain exercisable by Employee or Employee's estate for a period of one year following such termination.

                                   ARTICLE III
                           EMPLOYEE'S ACKNOWLEDGMENTS

Employee acknowledges that: (a) in the course of Employee's employment by the Company, Employee will acquire information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of key personnel in the employment of the Company, amount or kind of customer's purchases from the Company, the Company's recruiting method and practices, computer programs, system documentation, special hardware, product hardware, related software development, manuals, formulae, processes, methods and other confidential or proprietary information belonging to the Company relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (b) the Confidential Information is the property of the Company; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable damage to the Company; and (d) it is essential for the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

Employee further acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained from: (a) soliciting or inducing any employee of the Company to leave the employment of the Company, (b) from soliciting the trade of or trading with the customers of the Company for a competitive purpose and (c) from competing against the Company for a reasonable period of time following termination of Employee's employment by the Company.

                                   ARTICLE IV
                      EMPLOYEE'S CONVENANTS AND AGREEMENTS

4.01 Nondisclosure or Utilization of Confidential Information. Employee agrees to hold and safeguard the Confidential Information in trust for the Company and its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate, disclose or use for any reason or purpose, or make available to anyone for use outside the Company's organization at any time for any reason or purpose, either during his employment by the Company or subsequent to the termination of his employment by the Company for any reason, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company.

4.02 Prior Employment Confidentiality. Employee agrees that during the course of his employment with Employer, he will not make use of or disclose to Employer, any trade secret, proprietary or confidential information he may have acquired during or as a result of his prior employment with any person or entity.

4.03 Duties. Employees agrees to be a loyal employee of the Company. Employee agrees to devote his full working time and best efforts to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instructions established or issued by the Company. Employee further agrees that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business which would detract from Employee's ability to apply his full working time and best efforts to the performance of his duties hereunder. Employee shall not perform services for other companies without the approval of the Company's Board of Directors. Employee also agrees that he shall not usurp any corporate opportunities of the Company.

4.03 Return of Materials. Upon the termination of Employee's employment by the Company for any reason, Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

4.04 Nonsolicitation of Customers. Employee agrees that during his employment by the Company and for three (3) years following termination of Employee's employment with the Company for any reason, he shall not, directly or indirectly, solicit the trade of, or trade with, any customer or prospective customer of the Company in competition with the Company.

4.05 Nonsolicitation of Employees. Employee agrees that during his employment by the Company and for three (3) years following termination of Employee's employment with the Company for any reason, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire and employee of the Company.

                                    ARTICLE V
                    EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

5.01 No Prior Agreements. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof.

5.02 Remedies. In the event of a breach by Employee of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.

UBICS will provide Corporate Council to Employee in the event his immediate employer files litigation against employee for breaching his non-compete agreement. Services will only be provided by UBICS to cover a breach associated with working for a competitor.

5.03 Definition of "Good Reason": The term "Good Reason" means: (i) a material diminution by the Company of Employee's title or responsibilities, or (ii) a material diminution by the Company in Employee's salary, benefits or incentive or other forms of compensation, or (iii) a material change in title, responsibilities or compensation as a result of change in contract.

                                   ARTICLE VI
                                  SEVERABILITY

6.01 Severability. In the event that one or more of the provisions of the agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.01 Authorization to Modify Restrictions. It is the intention of the parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

7.02 Entire Agreement. This Agreement represents the entire agreement of the parties and may be amended only by a writing signed by each of them.

7.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

7.04 Agreement Binding. The obligations of Employee under this Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on his heirs, executors, legal representatives and assigns and shall be binding on and inure to the benefit of any successors and assigns of the Company.

7.05 Counterparts, Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience for reference only and shall not affect the construction or interpretation of any of the provisions hereof.

7.06 Binding Arbitration. The parties agree that all claims, disputes and other matters in question between them, arising out of or related to this Agreement, and the rights, duties and obligations arising thereunder or the breach thereof, shall be decided by common-law arbitration in Pittsburgh, Pennsylvania, in accordance with the Rules of the American Arbitration Association then prevailing, unless the parties mutually agree otherwise; provided however, the Company shall have the right to obtain preliminary or permanent injunctive relief from a court of appropriate jurisdiction while the arbitration process is continuing, and/or after the Board of Arbitrators renders its decision on the merits; provided further, if either party would be entitled to jurisdiction, then in the interests in judicial economy, either party may litigate all disputes against the other party and any third party in one action before a court of appropriate jurisdiction. The parties agree that with regard to all claims, disputes and remedies arising out of this Agreement, the American Arbitration Association, and the Federal and State courts in Pittsburgh, Pennsylvania and applicable appellate courts, shall have jurisdiction over their persons. This provision shall not be deemed to confer exclusive subject matter jurisdiction over such courts. This Agreement shall not be construed as a consent to arbitrate any dispute with any person who is not party to this Agreement.

                                  ARTICLE VIII
                                   CONTINGENCY

The offer set forth above is contingent upon UBICS' receipt of satisfactory reference checks, background check and approval from the Compensation Committee.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this agreement on the day and year set forth below.

WITNESS:

  /s/ Phyllis Scandale                       /s/ William T. Miralia
----------------------------------------   -------------------------------------
                                             William T. Miralia

                                             7-11-02
                                           -------------------------------------
                                             Date
WITNESS:

  /s/ Stacey L. Testa                        /s/ Robert C. Harbarge
----------------------------------------   -------------------------------------
                                             Robert C. Harbarge
                                             President and CEO

                                             7-10-02
                                           -------------------------------------
                                             Date